EXHIBIT 10.10

AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

Section 1. PURPOSE OF PLAN

The purpose of this 1998 Stock Incentive Plan (this “Plan”) of Tejon Ranch Co., a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees, consultants and advisers by providing for or increasing the proprietary interests of such persons in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person, including any director of the Company, who is an employee, consultant or adviser of the Company or any of its subsidiaries (a “Grantee”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder; provided, however, that only those Grantees who are employees of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Incentive Stock Options (as hereinafter defined) hereunder.

Section 3. AWARDS

(a) The Board of Directors of the Company (the “Board”) or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, par value $0.50 per share, of the Company (the “Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board or Committee, including, without limitation, services rendered by the recipient of such Award.

(d) The exercise period for Awards granted in the form of options shall not be more than 120 months from the date the option is granted.

(e) Awards granted in the form of options shall provide that neither the option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution or any transfer to a guardian or other personal representative in connection with the disability of the Grantee.

(f) Awards granted in the form of options shall be exercisable at such times and in such amounts as are determined by the Board of Directors or the Committee, except that in no event shall any Awards (i) in the form of options be granted to any one person in any one calendar year with respect to more than 400,000 Common Shares; and (ii) in the form of restricted stock or performance shares be granted to any one person in any one calendar year with respect to more than 100,000 Common Shares, respectively.

(g) Subject to the provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

A.	the delivery of previously owned shares of capital stock of the Company or other property,

B.	a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

C.	the delivery of a promissory note, the terms and conditions of which shall be determined by the Board or the Committee, or

D.	cash in the form of a personal, cashier’s or certified bank check;

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”) (such option, an “Incentive Stock Option”).

Section 4. PERFORMANCE CRITERIA

(a) The Board or the Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria (as hereinafter defined) or other standards of financial performance and/or personal performance evaluations. In addition, the Board or the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award (other than an Award in the form of options) that is intended by the Board or the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Board or the Committee and specified at the time the Award is granted. The Board or the Committee, as applicable, shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award (other than an Award in the form of options) that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Common Shares issued under or the amount paid under an Award (other than an Award in the form of options) may, be reduced, but not increased, by the Board or the Committee, as applicable, on the basis of such further considerations as the Board or the Committee, as applicable, in its sole discretion shall determine.

(b) For purposes of this Plan, the term “Qualifying Performance Criteria” will mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Board or Committee in the award: (i) internal rate of return; (ii) net cash flow (net cash from operations and cash used for capital investment); (iii) timing of the receipt of entitlements; (iv) number of units entitled; (v) number of acres absorbed; (vi) return on average common stockholders’ equity; (vii) return on average equity; (viii) return on tangible equity; (ix) total stockholder return; (x) stock price appreciation; (xi) earnings per diluted share of common stock; (xii) operating earnings (including earnings before transaction-

related expense) per diluted share of common stock; (xiii) net operating earnings (including earnings less transaction-related expense) per diluted share of common stock; and (xiv) return on average assets. To the extent consistent with Section 162(m) of the Code, the Board or the Committee, as applicable, (A) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

Section 5. STOCK SUBJECT TO PLAN

(a) The aggregate number of Common Shares that may be issued and issuable pursuant to all Awards, including Incentive Stock Options granted under this Plan, shall not exceed 2,350,000 (subject to adjustment as provided in Section 8). Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Awards granted in the form of options, including Incentive Stock Options, under this Plan that expires or is terminated. Such maximum number of Common Shares is subject to adjustment as provided in Section 8 hereof (and is referred to herein as the “Share Limitation”).

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

(i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan excluding (except for purposes of computing the Share Limitation applicable to Incentive Stock Options granted under this Plan) shares which were reacquired by the Company pursuant to provisions in the Awards with respect to which those shares were issued giving the Company the right to reacquire such shares upon the occurrence of certain events; plus

(ii) the number of Common Shares which are or may be issuable at or after such time pursuant to outstanding Awards granted under this Plan prior to such time.

Section 6. DURATION OF PLAN

No Awards shall be granted under this Plan after January 25, 2018. Although Common Shares may be issued after January 25, 2018 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after January 25, 2028.

Section 7. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Board or a committee thereof (the “Committee”) consisting of two or more directors.

(b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

(iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which adjustments are required pursuant to Section 8 hereof; and

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 8. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a dividend paid out of earned surplus) or other distribution, stock dividend, stock split, reverse stock split or the like, or in the event that substantially all of the assets of the Company are sold, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities that may thereafter be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

Section 9. AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner; provided, however, that (a) no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and (b) no such amendment shall increase the aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan (except pursuant to Section 8 hereof) or change, alter or modify the employees or class of employees eligible to receive Incentive Stock Options under this Plan without the approval of the stockholders of the Company, which approval must be obtained within 12 months after the adoption of such amendment by the Board and prior to the issuance of any increased number of shares or the issuance of shares to any person not eligible under the terms of this Plan before any such change.

Section 10. EFFECTIVE DATE OF PLAN

This amendment and restatement of the Plan shall be effective as of March 27, 2008, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by a majority vote of the holders of the outstanding Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware. If an Award granted under this Plan takes the form of an option, it shall be rescinded if such stockholder approval is not obtained within 12 months after the date set forth above upon which this Plan was approved by the Board.

Section 11. STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

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